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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A


Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                                      1934

      Date of Report (Date of earliest event reported):  November 5, 2001

                           Triton PCS Holdings, Inc.
                   ------------------------------------------
             (Exact name of Registrant as specified in its charter)

                                    Delaware
                              --------------------
         (State or other jurisdiction of incorporation or organization)


              1-15325                                23-2974475
            -----------                         ---------------------
      (Commission File Number)         (I.R.S. Employer Identification Number)


                    1100 Cassatt Road
                   Berwyn, Pennsylvania                     19312
         -----------------------------------------         --------
         (Address of principal executive offices)         (Zip Code)


                                (610) 651-5900
                            -----------------------
              (Registrant's telephone number, including area code)

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Item 5.  Other Events.

     On November 5, 2001, Triton PCS, Inc. ("Triton") issued a press release announcing a proposed private offering of senior subordinated notes. A copy of this press release was filed as Exhibit 99.1 to the original report on Form 8-K filed by Triton PCS Holdings, Inc. on November 6, 2001.

     On November 7, 2001, Triton agreed to issue and sell $400.0 million aggregate principal amount of 8 3/4% senior subordinated notes due 2011 (the "Notes") in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, and on November 14, 2001, Triton completed the private placement of the Notes. Cash interest on the Notes is payable semi-annually on November 15 and May 15, beginning on May 15, 2002. A copy of Triton's press release announcing the pricing of, and anticipated closing date for, this unregistered offering is being filed as Exhibit 99.2 to this amended report.

     In connection with the offering, Triton entered into a Purchase Agreement, an Indenture and a Registration Rights Agreement, which are being filed with this amended report as Exhibit 1.1, Exhibit 4.1 and Exhibit 4.2, respectively. Pursuant to the Registration Rights Agreement, Triton has agreed to use reasonable best efforts to file a registration statement to register notes with terms substantially identical to the Notes to be offered in exchange for the Notes on or before February 12, 2002, and to have such registration statement declared effective on or before April 12, 2002. This amended report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale or exchange of the Notes in any state in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such state.

     Triton received net proceeds of approximately $390.0 million, after deducting the initial purchasers' discount and estimated offering expenses, and used such proceeds to repay term borrowings under our senior credit facility. Following the application of proceeds, Triton has outstanding borrowings of approximately $14.4 million under the Tranche A term loan, $150.0 million under the Tranche B term loan, approximately $14.4 million under the Tranche C term loan and approximately $6.2 million under the Tranche D term loan. Separately, Triton has amended its credit facility, extending the availability period for $71.5 million of the remaining $75.0 million unfunded commitment under the Tranche D term loan from December 31, 2001 to December 31, 2002.

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Item 7.  Financial Statements and Exhibits

     (c)  Exhibits.

          1.1 Purchase Agreement, dated as of November 7, 2001, by and between Triton PCS, Inc., the Guarantors named therein, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, CIBC World Markets Corp., Credit Lyonnais Securities (USA) Inc., Credit Suisse First Boston Corp., Dresdner Kleinwort Wasserstein-Grantchester, Inc., Fleet Securities, Inc., Morgan Stanley & Co. Incorporated, NatCity Investments, Inc., Salomon Smith Barney Inc., Scotia Capital Markets (USA) Inc., SunTrust Capital Markets, Inc. and TD Securities (USA) Inc.

          4.1 Indenture, dated as of November 14, 2001, between Triton PCS, Inc., the Guarantors thereto and The Bank of New York, as trustee.

          4.2 Registration Rights Agreement, dated as of November 14, 2001, among Triton PCS, Inc., the Guarantors named therein and J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, CIBC World Markets Corp., Credit Lyonnais Securities (USA) Inc., Credit Suisse First Boston Corp., Dresdner Kleinwort Wasserstein-Grantchester, Inc., Fleet Securities, Inc., Morgan Stanley & Co. Incorporated, NatCity Investments, Inc., Salomon Smith Barney Inc., Scotia Capital Markets (USA) Inc., SunTrust Capital Markets, Inc. and TD Securities (USA) Inc.

          99.1 Press Release, dated November 5, 2001 (incorporated by reference to Exhibit 99.1 filed with Triton PCS Holdings, Inc.'s Form 8-K dated November 5, 2001 and filed November 6, 2001).

          99.2 Press Release, dated November 7, 2001.

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                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            TRITON PCS HOLDINGS, INC.


     Dated: November 14, 2001               By:  /s/ David D. Clark

                                                 -------------------------------
                                                 David D. Clark
                                                 Executive Vice President and
                                                 Chief Financial Officer